UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2005

MASSBANK Corp.

(Exact name of registrant as specified in its charter)

Delaware	0-15137	04-2930382
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

123 Haven Street, Reading, Massachusetts 01867

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (781) 662-0100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 9, 2005, at a meeting of the Board of Directors of MASSBANK Corp. (the “Company”), elected William F. Rucci, Jr. to the Board of Directors as a Class I Director, effective March 9, 2005. Mr. Rucci will serve as a member of the Company’s Audit Committee and ALCO Committee. Mr. Rucci is a certified public accountant who has authored numerous business and financial articles and appears regularly as an expert commentator on national financial television broadcasts. Mr. Brandi, the Company’s Chief Executive Officer, noted that Mr. Rucci has substantial experience in the community banking field and will be an important addition to the Company.

There is no arrangement or understanding between Mr. Rucci and any other persons pursuant to which he was selected as a director.

There is no transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which Mr. Rucci had, or will have, a direct or indirect material interest.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

MASSBANK Corp.

Dated: February 11, 2005	By:	/s/ Reginald E. Cormier
	Name:	Reginald E. Cormier
	Title:	Senior Vice President, Treasurer and Chief Financial Officer